UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14A

Proxy Statement pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-11(c) of §240.14a-12	☐ Confidential for use of the Commission only (as permitted by Rule 14a-6(e)(2))

ONSCREEN TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Not applicable

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OnScreen Technologies, Inc.
600 NW 14th Avenue, Suite 100
Portland, Oregon 97209

October 5, 2007

Dear Stockholder:

It is my pleasure to invite you to the 2007 Annual Meeting of Stockholders of OnScreen Technologies, Inc. The 2007 Annual Meeting will be held on Monday, December 10, 2007 at 9:00 a.m. PST in the Hyatt Regency Mission Bay, 1441 Quivira Road, San Diego, California 92109 for the following purposes:

1.	The election of one director to hold office for two years or until his successor is duly elected and qualified;
2.	To amend the Company’s Restated Articles of Incorporation to change the name of the corporation to Waytronx, Inc.
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The notice of the meeting and proxy statement on the following pages contains information on the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting.

The continuing interest of the stockholders in the business of the Company is gratefully acknowledged and appreciated.

Sincerely, /s/ William J. Clough William J. Clough President/Chief Executive Officer

ONSCREEN TECHNOLOGIES, INC.

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

To be held Monday, December 10, 2007 at 9:00 a.m. PST in the Hyatt Regency Mission Bay, 1441 Quivira Road, San Diego, California 92109.

To: The Shareholders of OnScreen Technologies, Inc.

We will hold the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of OnScreen Technologies, Inc. on Monday, December 10, 2007 at 9:00 a.m. PST in the Hyatt Regency Mission Bay, 1441 Quivira Road, San Diego, California 92109 for the following purposes:

1.	The election of one director to hold office for two years or until his successor is duly elected and qualified;
2.	To amend the Company’s Restated Articles of Incorporation to change the name of the corporation to Waytronx, Inc.
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on October 5, 2007 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder during ordinary business hours at the offices of the Company, OnScreen Technologies, Inc., 600 NW 14th Avenue, Suite 100, Portland, Oregon 97209.

All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the Annual Meeting, we ask that as promptly as possible you mark, sign, date, and return the enclosed proxy card in the postage prepaid envelope enclosed for that purpose. Your stock will be voted in accordance with the instructions you give in your proxy. Your proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of the Company a written revocation bearing a later date or by attending and voting in person at the annual meeting.

By Order of the Board of Directors /s/ Bradley J. Hallock Corporate Secretary

Portland, Oregon
October 5, 2007

WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AS SOON AS POSSIBLE, EVEN IF YOU ARE CURRENTLY INTENDING TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

ONSCREEN TECHNOLOGIES, INC.

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OnScreen Technologies, Inc. (the “Company") for use at the 2007 Annual Meeting of Stockholders to be held on Monday, December 10, 2007 at 9:00 a.m. PST in the Hyatt Regency Mission Bay, 1441 Quivira Road, San Diego, California 92109 and for any postponements or adjournments thereof. Your vote at the Annual Meeting is important to us. Please vote your shares of OnScreen Technologies, Inc. common stock (the "Common Stock") and preferred stock (Preferred Stock) by completing the enclosed proxy card and returning it in the enclosed envelope. The approximate date on which this Proxy Statement and the accompanying proxy card will be mailed to stockholders is November 10, 2007.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, including: (a) elect one director to hold office for two-year terms, (b) change the name of the corporation to WayTronX, Inc. and (c) transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who is entitled to vote?
Only stockholders of record at the close of business on October 5, 2007, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the meeting. Each outstanding share of Common or Preferred Stock owned by you on October 5, 2007 entitles you to one vote on each matter considered at the Annual Meeting. The enclosed proxy card shows the number of shares owned by you as of the record date.

Who may attend the annual meeting?
All stockholders of record as of the Record Date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of one third of the aggregate voting power of the Common and Preferred Stock outstanding on the record date will constitute a quorum. Each share of Common Stock and each share of Series A Convertible Preferred Stock is entitled to one vote. As of the close of business on September 1, 2007, 151,558,682 shares of Common Stock and 75,543 shares of Series A Convertible Preferred Stock were outstanding and entitled to vote at the Annual Meeting. No shares of Series B and Series C shares were outstanding at August 31, 2007. Unless otherwise indicated, all references herein to percentages of outstanding shares of stock are based on such numbers of shares outstanding. Shares entitled to vote are referred to hereafter as “Voting Shares”.

How do I vote?
If you complete and properly sign the accompanying proxy card and return it, your shares of Stock will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

May I change my vote after I return my proxy card?
Yes, even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by providing Bradley J. Hallock, our Corporate Secretary, either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company's Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

FOR election of the nominated Director (see Proposal 1).
FOR amendment of the Company’s Restated Articles of Incorporation to change the name of the corporation to WayTronX, Inc.

What vote is required to approve each item?
Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the directors. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Voting Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” election of the nominee for director

If you hold your shares in "street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

What if other matters come up at the Annual Meeting?
Aside from the election of the director and changing the corporate name, the Board of Directors knows of no other maters to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, the shares represented by the proxy holders will be voted in the discretion of the proxy holders.

Proposals by Shareholders
Shareholder proposals intended to be presented at the Annual Meeting must have been received by us not later than September 1, 2007 for inclusion in the proxy materials for the Annual Meeting. We are not aware of any matters to be voted on at the Annual Meeting except those listed on the accompanying notice of Annual Meeting of shareholders. The accompanying proxy gives discretionary authority to the persons named to vote the shares in their best judgment if any other matters are properly brought before the Annual Meeting.

What if the Annual Meeting is postponed?
If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Who pays for this proxy solicitation?
We do. The proxies being solicited in connection with this Proxy Statement are being solicited by the Board of Directors and the costs will be borne by the Company. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Voting Shares as of the date of this filing by: (i) each shareholder known by us to be the beneficial owner of 5% or more of the outstanding Voting Shares, (ii) each of our directors and executives and (iii) all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the Voting Shares listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock issuable upon exercise of options and warrants that are currently exercisable or that will become exercisable within 60 days of filing this document have been included in the table.

BENEFICIAL INTEREST TABLE
	Common Stock		Series A Convertible Preferred Stock
Name and Address of Beneficial Owner (1)	Number	Percent of Class (2)	Number	Percent of Class (3)	Percent of all Voting Securities (4)
Bradley J. Hallock (5)	8,784,540	5.72%	-	-	5.71%
William J. Clough (6)	5,051,089	3.25%	-	-	3.25%
Clifford Melby (7)	2,759,615	1.82%			1.82%
Russell L. Wall (8)	1,561,493	1.03%	-	-	1.03%
Mark R. Chandler (9) 28024 80th Street NW Stanwood, WA 98292	9,405,285	6.18%	-	-	6.18%
Charles R. Baker (10)	2,100,000	1.37%	-	-	1.37%
2116 SW 19 Avenue Portland, OR 97201-2352 John P. Rouse (11)	6,159,838	4.06%	-	-	4.06%
Steven S. Hallock (12)	7,724,627	5.09%	-	-	5.09%
Walter and Whitney Miles (13) PO Box 130 Auburn, WA 98071	10,000,000	6.51%	-	-	6.51%
Kjell H. Qvale (14) 901 Van Ness Avenue San Francisco, CA 94109	7,500,000	4.95%	-	-	4.95%
Jerry Ostrin 3535 Fillmore Street #302 San Francisco, CA 94123	-	-	45,000	59.57%	*
Joel Fedder 3590 Mistletoe Lane Longboat Key, FL 34228	-	-	25,000	33.09%	*
Officers, Directors, executives as Group (8 persons)	43,546,487	27.18%	-	-	27.17%

* Less than 1 percent

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o OnScreen Technologies, Inc., 600 NW 14th Avenue, Suite 100, Portland, Oregon 97209.
(2)
Calculated on the basis of 151,558,682 shares of common stock issued and outstanding at September 1, 2007 except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of common stock issuable upon the conversion of Series A Preferred Stock.

(3)	Calculated on the basis of 75,543 shares of Series A Preferred Stock issued and outstanding at September 1, 2007.
(4)
Calculated on the basis of an aggregate of 151,558,682 shares of common stock with one vote per share and 75,543 shares of Series A Preferred Stock with one vote per share issued and outstanding at September 1, 2007, except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants.

(5)
Mr. Bradley J. Hallock's common stock shares include 2,100,000 shares he has the right to purchase pursuant to a warrant. Mr. Hallock’s common stock shares include 73,500 shares owned by his IRA account.

(6)	Mr. Clough’s common shares include 3,640,485 shares he has the right to purchase pursuant to a warrant.
(7)	Mr. Melby’s common stock shares are all owned shares and do not include any rights to purchase shares.
(8)	Mr. Wall’s common stock shares include 600,000 shares he has the right to purchase pursuant to a warrant. Mr. Wall’s common stock shares include 781,493 shares owned by his IRA account.
(9)	Mr. Chandler’s common stock shares include 600,000 shares he has the right to acquire pursuant to a warrant. Mr. Chandler’s common stock shares include 1,445,000 shares owned by his IRA account.
(10)	Mr. Baker’s common stock shares include 2,100,000 shares he has the right to purchase pursuant to a warrant. Mr. Baker joined the Company on June 13, 2005 and stepped down August 28, 2006.
(11)	Mr. Rouse’s common stock shares include 100,000 shares he has the right to purchase pursuant to a warrant. Mr. Rouse’s common stock shares include 16,500 shares owned by his IRA account.
(12)	Mr. Steven S. Hallock’s common stock shares include 100,000 shares he has the right to purchase pursuant to a warrant.
(13)
Mr. and Mrs. Miles’ common stock share position of 10,000,000 shares (including warrants) is comprised of direct entitlement (8,750,000 shares) and related party management (1,250,000 shares) shares. The related party shares are held by their four sons: Jeffrey (312,500 shares), Joseph (312,500 shares), Matthew (312,500 shares), and Scott (312,500 shares). Mr. and Mrs. Miles’ direct entitlement and related party management common stock shares include 2,000,000 shares they (1,750,000 shares) and related parties (250,000 shares) have the right to purchase pursuant to a warrant.

(14)	All shares are owned by Kjell H. Qvale Survivors Trust.

We relied upon Section 4(2) of the Securities Act of 1933 as the basis for an exemption from registration for the issuance of the above securities.

PROPOSAL I

ELECTION OF DIRECTORS

The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than one director. All directors shall be elected at the annual meeting of shareholders to serve two-year terms and shall hold office until his or her successor shall have been elected and qualified. Currently we have six directors, one of whom has been nominated for election this year and has agreed to serve if elected. Two directors whose terms expire December 10, 2007, as noted below, have chosen to not stand for re-election. The Board of Directors set the directors’ terms staggered in order to maintain continuity on the Board of Directors. In order to implement this staggered term strategy, the six board seats are numbered consecutively, 1 through 6. Odd numbered seats (seats 1, 3 and 5) will be elected at the annual shareholder meetings held on even numbered years; even numbered seats (seats 2, 4 and 6) will be elected at the annual shareholder meetings held on odd numbered years. The following are Company directors, the director seats and terms for which they were elected or appointed:

•	Director Seat #1, William J. Clough, Esq. Mr. William J. Clough was elected for a two year term at the 2006 Annual Meeting of Shareholders.

•
Director Seat #2, Russell L. Wall. Mr. Russell L. Wall was elected for a two year term at the 2005 Annual Meeting of Shareholders. Mr. Wall’s term expires December 10, 2007; Mr. Wall will not strand for re-election.

•	Director Seat #3, Bradley J. Hallock. Mr. Bradley J. Hallock was elected for a two year term at the 2006 Annual Meeting of Shareholders.

•
Director Seat #4, Steven S. Hallock. Mr. Steven S. Hallock was appointed to fill a Board vacancy on August 26, 2006 and elected for a one year term at the 2006 Annual Meeting of Shareholders so as to complete the term for this board seat. Mr. Hallock’s term expires December 10, 2007; Mr. Hallock will not stand for re-election.

•	Director Seat #5, John P. Rouse. Mr. John P. Rouse was elected for a two year term at the 2006 Annual Meeting of Shareholders.

•	Director Seat #6, Corey Lambrecht. Mr. Corey Lambrecht was appointed to fill a newly created board vacancy on July 11, 2007, to serve until the next annual meeting of shareholders.

Mr. Corey Lambrecht is nominated for election to a two year term at the 2007 Annual Meeting of Shareholders.

Shares of our Common Stock and Series A Preferred Stock are entitled to one vote per share for each Director. Cumulative voting is not permitted.

Unless stated to be voted otherwise, each proxy will be voted for the election of the nominees named. The nominee has consented to serve as director if elected. If the nominee becomes unavailable for election before the 2007 Annual Meeting of Shareholders, the Board of Directors may name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

INFORMATION ABOUT NOMINEE

Corey Lambrecht, Director
Corey Lambrecht was appointed to fill a newly created board seat vacancy on July 11, 2007, to serve until the next annual meeting of shareholders.

Corey Lambrecht is a 10+ year public company executive with broad experience in strategic acquisitions, new business development, pioneering consumer products, corporate licensing and interactive technology services. Mr. Lambrecht most recently served as Director of Sales for Leveraged Marketing Associates, the worldwide leader in licensed brand extension strategies. While Executive Vice President for Smith & Wesson Holding Corporation he was responsible for Smith & Wesson Licensing, Advanced Technologies and Interactive Marketing divisions. He was the former President of A For Effort, an interactive database marketing company specializing in online content (advergaming) for clients such as the National Hockey League. Mr. Lambrecht’s prior experience also includes Pre-IPO founder for Premium Cigars International and VP Sales/Marketing for ProductExpress.com. Mr. Lambrecht also has prior operational experience for a Scottsdale, Arizona residential and commercial development company.

Mr. Corey Lambrecht is nominated for election to a two years term at the 2007 Annual Meeting of Shareholders.

The Board of Directors recommends that shareholders vote “FOR” election of the nominee for director named above.

PROPOSAL II

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
TO
EFFECT A CHANGE OF CORPORATION NAME

The Board of Directors believes that the best interests of the Company and its shareholders will be served by amending the Company’s Restated Articles of Incorporation to effect a change of the Company’s name to WayTronX, Inc.

The Company is redirecting its business focus from the Light Emitting Diode (LED) signage to the commercialization of the innovative OnScreen™ thermal cooling technology, WayCoolTM. The Company’s plan is to focus all of its resources on the commercialization of the WayCoolTM technology. Because of this change in emphasis, the Board of Directors believes that changing its name to WayTronX, Inc. will better reflect the nature of the Company's business focus.

If the shareholders approve this proposed amendment to the Articles of Incorporation, the amendment will become effective upon the filing of an amendment to the Company’s Restated Articles of Incorporation with the Colorado Secretary of State.

Proposed Amendment

The Board of Directors proposes as follows:

The Articles of Incorporation of OnScreen Technologies, Inc. shall be amended by deleting, in its entirety, Article I, Name, and substituting in place thereof the following;

“ARTICLE I
NAME

The name of the corporation shall be WayTronX, Inc.”

The Board of Directors believes that the approval of this Amendment is in the best interest of the Company and its shareholders and recommends a vote FOR the approval of the Amendment.

OTHER BUSINESS

Management does not presently know of any matters that may be presented for action at the Annual Meeting other than those set forth herein. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

If you do not expect to be personally present at the Annual Meeting, please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope which requires no additional postage if mailed in the United States.

COMMITTEES OF THE BOARD AND MEETINGS

During the fiscal year ended December 31, 2006, the Board of Directors held a total of 37 meetings (including regularly scheduled and special meetings) of which the Board took action 35 times by unanimous written consent. Those directors who were on the Board at the time of the 2006 meetings attended all of the meetings of the Board held in 2005. The Board of Directors has two standing committees: Audit Committee and Compensation Committee. No incumbent director attended fewer than 100% of the total number of meetings held by all committees on which such director served.

Our board currently appoints the members of the audit and compensation committees. Each member of the audit and compensation committees is an independent director in accordance with NASDAQ standards (although the Company is not currently listed on the NASDAQ, but has its securities traded on the Over the Counter Bulletin Board). Each of our board committees has a written charter approved by our board. Copies of the current committee charters for each committee are posted on our website at www.onscreentech.com.

Audit Committee
The Audit Committee is established pursuant to the Sarbanes-Oxley Act of 2002 for the purposes of overseeing the company’s accounts and financial reporting processes and audits of its financial statements. The Audit Committee reviews the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company’s audit process. The functions of the Audit Committee and its activities during fiscal year 2006 are described below under the heading “Report of the Audit Committee”. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent Registered Public Accounting firm, review of financial reporting, internal company processes of business/financial risk and applicable legal, ethical and regulatory requirements.

The Audit Committee is currently comprised of the Company Board of Directors. Russell L. Wall serves as committee Chairman. Mr. Wall is independent in accordance with applicable rules promulgated by the Securities and Exchange Commission and NASDAQ listing standards. Mr. Wall has an understanding of generally accepted accounting principles and has experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breath and complexity of issues that can reasonably be expected to be raised by the financial statements of the Company, including our balance sheet, income statement and cash flow statement. He has an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions as well as the ability to access the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves. The Board of Directors has determined that Mr. Wall is an “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the SEC under the Exchange Act. Our Audit Committee acts pursuant to a written charter, a copy of which is available from the Company and is posted on our website at www.onscreentech.com. The Audit Committee has established a procedure to receive complaints regarding accounts, internal controls and auditing issues.

Pre-approval Policies and Procedures
The Audit Committee pre-approves the audit and non-audit services rendered by Webb & Company, P. A. Generally, the Committee pre-approves particular services in the defined categories of audit services, audit-related services, tax services and other non-audit services, specifying the maximum fee payable with respect to that service. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service.

Audit Committee Report
THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

On May 2, 2007, the Company received and accepted the letter of resignation from its Independent Registered Public Accounting Firm, Salberg & Company, P.A., Boca Raton, Florida. The decision to change accountants was by mutual consent because of the five years partner rotation requirement of Regulation S-X (17 CFR, Part 210). The Company has had no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Board of Directors and Audit Committee approved retaining Webb & Company, P. A., Boynton Beach, Florida as the Company’s Independent Registered Public Accounting Firm effective May 2, 2007.

The Audit Committee reviewed and discussed the Company's December 31, 2006 audited financial statements with the Company's management and with Salberg & Company, P.A., our independent Registered Public Accounting firm for our 2006 financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has received written disclosures and a letter from Salberg & Company, P.A. as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee discussed the issue of auditor independence with Salberg & Company, P.A.

Based on this review and these discussions, we recommended to the board of directors that these audited financial statements shall be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

Salberg & Company, P.A. did not provide any services other than annual audits and Webb & Company, P. A. did not provide any services other than quarterly reviews.

OnScreen Technologies, Inc.
Audit Committee

By:  /s/ Russell L. Wall
Russell L. Wall, Chairman

Independent Registered Public Accounting Firm
Salberg & Company, P.A. has audited the Company’s financial statements since 2002. Representatives of Salberg & Company, P.A. and Webb & Company, P. A. will be present via teleconference at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Compensation of Independent Registered Public Accounting Firm
The financial statements of the Company, which are incorporated by reference herein as of December 31, 2006, have been audited by Salberg & Company, P.A., Boca Raton, Florida, Independent Registered Public Accounting Firm. Salberg & Company, P.A. billed the Company an aggregate of $58,000 in fees and expenses for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2006 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2006. Salberg & Company, P.A. billed the Company an aggregate of $54,000 in fees and expenses for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2005 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2005. Audit related fees for 2006 were $9,800 and for 2005 were $0. The Company paid these sums.

All fees described above were approved by the Audit Committee prior to engagement of the auditor to perform the service. None of the services provided above were pre-approved pursuant to the “de minimis exception” to the requirements of pre-approval for permitted non-audit services, set forth in Rule 2-01 of SEC Regulation S-X.

Compensation Committee
The role of the compensation committee is to set the salaries and other compensation of the executive officers and certain other key employees of OnScreen Technologies, Inc. and to make grants under, and to administer, the stock option and other employee equity and bonus plans. The Compensation Committee discharges the Board’s responsibilities relating to general compensation policies and practices and to compensation of our executives.  The compensation philosophy of OnScreen Technologies, Inc. for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables OnScreen Technologies, Inc. to attract, motivate, reward and retain key executives and employees. In discharging its responsibilities, the Compensation Committee establishes principles and procedures in order to ensure to the Board and the shareholders that the compensation practices of the Company are appropriately designed and implemented to attract, retain and reward high quality executives, and are in accordance with all applicable legal and regulatory requirements.  In this context, the Compensation Committee’s authority, duties and responsibilities are:

•	To annually review the Company’s philosophy regarding executive compensation.
•
To periodically review market and industry data to assess the Company’s competitive position, and to retain any compensation consultant to be used to assist in the evaluation of directors’ and executive officers’ compensation.

•	To establish and approve the Company goals and objectives, and associated measurement metrics relevant to compensation of the Company’s executive officers,
•	To establish and approve incentive levels and targets relevant to compensation of the executive officers.
•
To annually review and make recommendations to the Board to approve, for all principal executives and officers, the base and incentive compensation, taking into consideration the judgment and recommendation of the Chief Executive Officer for the compensation of the principal executives and officers.

•
To separately review, determine and approve the Chief Executive Officer’s applicable compensation levels based on the Committee’s evaluation of the Chief Executive Officer’s performance in light of the Company’s and the individual goals and objectives.

•
To periodically review and make recommendations to the Board with respect to the compensation of directors, including board and committee retainers, meeting fees, equity-based compensation, and such other forms of compensation as the Compensation Committee may consider appropriate.

•	To administer and annually review the Company’s incentive compensation plans and equity-based plans.
•
To review and make recommendations to the Board regarding any executive employment agreements, any proposed severance arrangements or change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, and any perquisites, special or supplemental benefits.

•
To review and discuss with management, the Compensation Disclosure and Analysis (CD&A), and determine the Committee’s recommendation for the CD&A’s inclusion in the Company’s annual report filed on Form 10-K with the SEC.

Compensation Committee Members
The compensation committee of the Board of Directors administers our executive and management compensation program. The current members of the compensation committee are Russell L. Wall and Bradley J. Hallock. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Board has determined that each said member is "independent" within the meaning of NASDAQ's rules. Neither of Messrs. Wall and Hallock has any interlocking relationships as defined by the rules promulgated by the SEC.

Compensation Committee Meetings
Our Compensation Committee meets as often as necessary to perform its duties and responsibilities.  The Compensation Committee held eight meetings during fiscal 2006. On an as requested basis, our Compensation Committee receives and reviews materials prepared by management, consultants, or committee members, in advance of each meeting.  Depending on the agenda for the particular meeting, these materials may include:

•	Minutes and materials from the previous meeting(s);
•	Reports on year-to-date Company and Partnership financial performance versus budget;
•	Reports on progress and levels of performance of individual and Company performance objectives;
•	Reports on the Company’s financial and stock performance versus a peer group of companies;
•	Reports from the Committee’s compensation consultant regarding market and industry data relevant to executive officer compensation;
•
Reports and executive compensation summary worksheets, which sets forth for each executive officer: current total compensation and incentive compensation target percentages, current equity ownership holdings and general partner ownership interest, and current and projected value of each and all such compensation elements, including distributions and dividends there from, over a five year period.

Compensation Committee Charter
The Compensation Committee acts pursuant to a written charter a copy of which is available from the Company and is posted on our website at www.onscreentech.com.

Report of the Compensation Committee
Base Salary. Salaries for executive officers for 2006 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions in similar locations at comparable companies.

As permitted by contract, base salary is adjusted each year to take into account the executive officer's performance and to maintain a competitive salary structure. We conduct reviews of executive compensation practices on an annual basis and may change each executive officer's salary based on the individual's contributions and responsibilities over the prior twelve months and any change in median comparable company pay levels. We believe that, on the basis of our knowledge of executive compensation in the industry, that salary levels of OnScreen Technologies, Inc. for the executive officers are reasonable and necessary given the competition for executive talent in the industry and the financial resources of OnScreen Technologies, Inc.

Long Term Incentive Awards. We believe that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of the stockholders of OnScreen Technologies, Inc. and encourages executive officers to remain in the employ of OnScreen Technologies, Inc. Stock options, generally, have value for executive officers only if the price of the stock increases above the exercise price on the grant date and the officer remains in the employ of OnScreen Technologies, Inc. for the period required for the shares to vest.

It is the design of OnScreen Technologies, Inc. that stock options may be granted to executive officers when the executive first joins OnScreen Technologies, Inc., in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. We may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within our discretion and is based on anticipated future contribution and ability to impact results, past performance or consistency within the executive officer's peer group. We may grant stock options to executives and officers to provide greater incentives to continue their employment with OnScreen Technologies, Inc. and to strive to increase the value of OnScreen Technologies, Inc.'s common stock. The stock options generally become exercisable over a three-year period and are granted at a price that is equal to the fair market value of OnScreen Technologies, Inc.'s common stock on the date of grant.

The total compensation philosophy of OnScreen Technologies, Inc. is based on the concept that variable pay is earned through effective performance and contribution to the success of the company. Bonus payments are based on actual performance in achieving corporate, department and individual targets. The Compensation Committee determines weightings for each element and establishes the corporate financial goals for bonus measurement purposes. The Compensation Committee is responsible for ensuring that actual results are confirmed before they are applied against the bonus plan for payment purposes. The corporate target is based on OnScreen Technologies, Inc.'s earnings per share, total consolidated revenue, and success in managing corporate expenses to plan. All targets and objectives are aligned with the business plan for the fiscal year and monitored by the corporate finance department of OnScreen Technologies, Inc. Individual performance is measured relative to the individual's personal contribution to the success of the organization. This element is objective and tied to individual documented objectives for the bonus year. All targets and related objectives are defined and measured periodically, with a final annual measurement.

OnScreen Technologies, Inc.
Compensation Committee

By:  /s/ Bradley J. Hallock
Bradley J. Hallock

/s/ Russell L. Wall
Russell L. Wall

Summary Compensation Table
The following table sets forth the compensation paid by the Company for the fiscal years 2005 and 2006 to the Company’s Chief Executive Officer and two most highly compensated executive officers of the Company. During fiscal year 2006, the Company changed Chief Executive Officers. On December 31, 2006, the employment contract of our Chief Financial Officer and Chief Operating Officer, Mark R. Chandler, expired and effective June 4, 2007, he is no longer an employee of the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compen sation ($)	Total ($)
Russell L. Wall, Former	2006	-	-	-	-	-	-	-	-
President / CEO, Director (1)	2005	-	-	-	-	-	-	-	-

Charles R. Baker, Former	2006	271,764	100,000	-	-	-	-	9,000	380,764
CEO / President (2)	2005	125,480	-	-	940,000	-	-	-	1,065,480

Mark R. Chandler Former	2006	180,000	5,000	520,000		-	-	-	705,000
COO / CFO (3)	2005	180,000	-	240,000	-	-	-	-	420,000

William J. Clough Pres./CEO/	2006	180,000	50,000	-	16,000	-	-	11,000	257,000
General Counsel/Director (4)	2005	62,308	-	-	-	-	-	4,000	66,308

1.
Mr. Wall was named Interim President and Chief Executive Officer effective November 9, 2006 and also serves as a member of the Company’s Board of Directors. Mr. Wall stepped down as President and CEO September 13, 2007, but continues to serve as a director and member of the Audit and Compensation committees.

2.
Mr. Baker joined the Company on June 13, 2005 and stepped down August 28, 2006. During 2005 per his employment contract, Mr. Baker was issued by the Company a warrant to purchase 2,000,000 restricted common shares within three years from date of issuance at a per share price of $0.01. During 2005 as recognition for services as a Director of the Company, Mr. Baker was issued a warrant to purchase 100,000 restricted common shares within three years from date of issuance at a per share price of $0.75. Per the terms of his employment agreement, Mr. Baker was paid a one time sign on bonus of $100,000 which was payable upon the successful completion of an equity round of financing by the Company.

3.
Mr. Chandler was issued 250,000 shares of the Company’s Series A Convertible Preferred Stock and 1,000 shares of the Company’s Series B Convertible Preferred Stock during 2006. He was issued 240,000 shares of the Company's Series A Convertible Preferred Stock during 2005. Mr. Chandler discontinued as CFO and COO as of June 4, 2007.

4.
Mr. Clough joined the Company September 1, 2005. During 2006 and was named President and Chief Executive Officer on September 13, 2007. In recognition for services as a Director of the Company, Mr. Clough was issued a warrant to purchase 100,000 restricted common shares within three years from date of issuance at a per share price of $0.20. Per the terms of his employment agreement, Mr. Clough was paid a one time sign on bonus of $50,000 which was payable upon the successful completion of an equity round of financing by the Company. Mr. Clough was appointed President/CEO on September 13, 2007.

Outstanding Equity Awards at Fiscal Year-end
The following table sets forth the outstanding equity awards at December 31, 2006 to each of the named executive officers:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis-able (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Russell L. Wall (1)	600,000	-	-	0.25	10/6/2009	-	-	-	-
Charles R. Baker (2)	2,000,000	-	-	0.01	12/5/2010	-	-	-	-
Charles R. Baker (2)	100,000	-	-	0.75	3/1/2008	-	-	-	-
Mark R. Chandler (3)	500,000	-	-	0.25	10/6/2009	-	-	-	-
William J. Clough (4)	100,000	-	-	0.20	2/28/2009	-	-	-	-

1.
In recognition for services as a director of the Company, the Board of Directors during 2004 authorized issuance to Mr. Wall a warrant to purchase 600,000 restricted common shares within five years from date of issuance at a per share price of $0.25

2.
During 2005 per his employment contract, Mr. Baker was issued by the Company a warrant to purchase 2,000,000 restricted common shares within three years from date of issuance at a per share price of $0.01. During 2005 as recognition for services as a Director of the Company, Mr. Baker was issued a warrant to purchase 100,000 restricted common shares within three years from date of issuance at a per share price of $0.75.

3.
In recognition for past services rendered by Mr. Chandler, by August 23, 2004 Board of Directors resolution, the board authorized issuance to him a warrant to purchase 500,000 restricted common shares within five years from date of issuance a per share price of $0.25.

4.
During 2006 as recognition for services as a Director of the Company, Mr. Clough was issued a warrant to purchase 100,000 restricted common shares within three years from date of issuance at a per share price of $0.20.

Director Compensation

The following table sets forth the compensation paid by the Company for fiscal year 2006 to the Company’s Board of Directors. Other than as noted below, no Director is compensated for the performance of duties in that capacity or for his/her attendance at Director’s meetings.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bradley J. Hallock (1)	-	-	16,000	-	-	-	16,000
Russell L. Wall	-	-	-	-	-	-	-
William J. Clough (2)	-	-	16,000	-	-	-	16,000
Steven S. Hallock (3)	-	-	-	-	-	-	-
John P. Rouse (4)	-	-	46,000	-	-	-	46,000

1.
In recognition for services to be rendered by Bradley J. Hallock as a member of the Board of Directors, the Board of Directors authorized issuance on February 28, 2006 to Mr. Hallock a warrant to purchase 100,000 restricted common shares within three years from date of issuance at a per share price of $0.20.

2.
In recognition for services as a director of the Company, the Board of Directors authorized issuance on February 28, 2006 to William J. Clough a warrant to purchase 100,000 restricted common shares within three years from date of issuance at a per share price of $0.20.

3.
Not included as director compensation for Steven S. Hallock is a warrant to purchase 100,000 restricted common shares within three years from date of issuance at a per share price of $0.20 that was authorized for issuance on February 28, 2006 to Mr. Hallock as a member of the Business Advisory Board. Mr. Hallock was named to the Company’s Board of Directors on August 28, 2006.

4.
In recognition for services as a director of the Company, the Board of Directors authorized issuance on March 17, 2006 to John P. Rouse a warrant to purchase 100,000 restricted common shares within three years from date of issuance at a per share price of $0.61.

Employment Agreements
During fiscal year 2006, three executive officers were employed under an employment agreement with the Company. On August 28, 2006, the Chief Executive Officer stepped down and left the Company thereby ending his employment agreement. On December 31, 2006, the employment contract of our Chief Financial Officer and Chief Operating Officer, Mark R. Chandler, expired and effective June 4, 2007, he is no longer an employee of the Company. The following are the employment agreements in force during fiscal year 2006 and through the date of this report.

President and Chief Executive Officer and General Counsel
The Company executed an employment contract with William J. Clough, Esq., the registrant’s President and Chief Executive Officer and General Counsel. The agreement has a term of three years from December 13, 2005. The agreement contains provisions: to terminate the employee for “Just Cause” which will terminate employee compensation; penalty for termination of employee without just cause; medical and dental insurance coverage; employee confidentiality and non-compete obligations. Mr. Clough’s contract provides for a monthly salary of $15,000 plus an automobile allowance of $1,000. Mr. Clough will be paid a one time sign on bonus of $50,000.00 upon completion of an equity round of financing by the Company. In addition, Clough shall be paid an annual bonus as follows: During the first year of employment, a guaranteed bonus equal to twenty-five percent (25%) of his annual base salary with the potential of earning up to fifty percent (50%) of his annual base salary based upon performance. During the balance of the contract term, Clough shall be paid a minimum annual bonus of at least fifteen percent (15%) of his base annual salary with the potential of receiving up to twenty-five percent (25%) of his annual base salary based upon performance.

Mr. Clough is a practicing attorney at law, licensed in state and federal courts of California, Illinois and Hawaii. In the capacity as General Counsel, Clough is responsible to direct, implement, control and otherwise manages all legal affairs and corporate governance. In the capacity as Executive Vice President of Corporate Development, Clough is responsible for advising and otherwise working with corporate top management relating to corporate funding, acquisitions, mergers, product approval and general corporate guidance and oversight of operations. Clough reports directly to the Board of Directors.

Chief Operating Officer
In September 2007 the Company entered into a month to month Employment Agreement with Clifford L. Melby to serve as the Chief Operating Officer. As compensation for services under his Employment Agreement, Mr. Melby is entitled to receive a salary calculated at the rate of $15,000 per month which sum shall be paid monthly to him by the issuance of Company restricted common stock. The number of common shares is required to be calculated at the end of each month using the average closing per share price for the month for which issuance is to be made. The common stock is required to be issued before the end of the succeeding month.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted the OnScreen Technologies, Inc. Code of Ethics and Business Conduct, which applies to all officers, directors and employees and a more restrictive Code of Ethics for Principal Executive and Financial Officers. These policies are available on our website, www.onscreentech.com. If the Company makes any substantive amendments to these policies or grants any waiver from the policies to any executive officer or director, the Company will disclose the nature of the amendment or waiver on its website.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons owning more than 10% of our common stock to file reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. These reporting persons are required to furnish us with copies of all Section 16(a) forms that they file.
Based solely upon a review of copies of these filings received, we believe that all filing requirements were complied with during the fiscal year ended December 31, 2006, except for the following late filings:

Form 3 was filed by Steven S. Hallock on September 21, 2006.

We have made all officers and directors aware of their reporting obligations and have appointed an employee to oversee section 16 compliance for future filings.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

Under the Security and Exchange Commission’s proxy rules, shareholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at our 2007 Annual Meeting must give notice of the proposal to the Company no later than September 1, 2007 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, if we receive notice of a shareholder proposal after September 1, 2007, the persons named as proxies in the proxy statement for the 2007 Annual Meeting will have discretionary voting authority to vote on such proposal at the 2007 Annual Meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to us no fewer than 90 or more than 120 days prior to the one-year anniversary date of the 2007 Annual Meeting. Our receipt of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in our proxy materials or its presentation at the 2007 Annual Meeting because there are other requirements in the proxy rules.

ANNUAL REPORT

A COPY OF OUR ANNUAL REPORT TO STOCKHOLDERS (WHICH INCLUDES OUR ANNUAL REPORT ON FORM 10-KSB AND FORM 10-QSB) IS BEING MAILED WITH THIS PROXY STATEMENT TO EACH STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING. STOCKHOLDERS NOT RECEIVING A COPY OF THE ANNUAL REPORT MAY OBTAIN ONE, WITHOUT CHARGE, BY WRITING OR CALLING THE CORPORATE OFFICES: ONSCREEN TECHNOLOGIES, INC., 600 NW 14th AVENUE, SUITE 100, PORTLAND, OREGON 97209, (503) 417-1700, FAX (503) 417-1717.

By Order of the Board of Directors,

Bradley J. Hallock
Corporate Secretary

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2007 ANNUAL MEETING OF THE SHAREHOLDERS
December 10, 2007

The undersigned, revoking all previous proxies, appoints Bradley J. Hallock, Corporate Secretary, attorney and proxy of the undersigned, with power of substitution, to represent the undersigned at the 2007 Annual Meeting of Shareholders of OnScreen Technologies, Inc. (the "Company") to be held Monday, December 10, 2007 at 9:00 a.m. PST in the Hyatt Regency Mission Bay, 1441 Quivira Road, San Diego, California 92109 and for any adjournments thereof and to vote all shares of Voting Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

[X]    Please mark your votes with an “X” as in this example.

PROPOSAL I
(ELECTION OF DIRECTOR)

Nominee:    Board of Directors, Seat #6, Corey Lambrecht.

☐ FOR    ☐ WITHHOLD

PROPOSAL II

AMENDMENT OF RESTATED ARTICLES OF INCORPORATION
TO
EFFECT A CHANGE OF CORPORATION NAME

The Board of Directors recommends a vote FOR the following proposal:

A proposal to amend the Company’s Restated Articles of Incorporation to effect a change of the Company’s name from OnScreen Technologies, Inc. to WayTronX, Inc.

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR AND FOR PROPOSAL 2.

Date 2007

Signature

Signature of joint holder, if any

Please sign exactly as your name appears on your stock certificate or account. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.